UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2009 (February 11, 2009)
ALSERES PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

239 South Street, Hopkinton, Massachusetts		01748

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On February 11, 2009, Neurobiologics, Inc. (the “Subsidiary”), a subsidiary of Alseres Pharmaceuticals, Inc. (the “Company”), issued to Robert L. Gipson (the “Holder”) an unsecured promissory note, pursuant to which the Subsidiary borrowed an aggregate principal amount of $1,000,000 (the Note”). Interest on the Note shall accrue at the rate of 7% per annum and all principal and accrued interest shall be due and payable on demand of the Holder.
     According to a Schedule 13G/A filed with Securities and Exchange Commission on January 30, 2009, the Holder beneficially owned approximately 47.2% of the outstanding common stock of the Company on December 31, 2008. The Holder, who serves as a Senior Director of Ingalls & Snyder LLC and a General Partner of Ingalls & Snyder Value Partners LP, served as a director of the Company from June 15, 2004 until October 28, 2004.
     The foregoing description of the Note is qualified in its entirety by the full text of the Note, a complete copy of which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
   (d) Exhibits
       See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: February 18, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note dated February 11, 2009 issued by Neurobiologics, Inc. to Robert L. Gipson